EXHIBIT 16


 August 25, 2003


 Securities and Exchange Commission
 Washington, D.C. 20549

 Re:  VPGI Corp.
      File No. 000-13225

 Dear Sir or Madam:

 We have read Item 4 of the Form 8-K of VPGI Corp. (formerly uniView Technologies Corporation) dated August 25, 2003, and agree with the statements concerning our Firm contained therein.

 Very truly yours,

 /s/ Grant Thornton LLP

 GRANT THORNTON LLP